Exhibit 21



                               MAJOR SUBSIDIARIES
                              (as of March 1, 1997)




                                                     State or Country
                  Name                               of Organization

New England Telephone and Telegraph Company                 New York
         Telesector Resources Group, Inc.*                  Delaware

New York Telephone Company                                  New York
         Empire City Subway Company (Limited)               New York
         Telesector Resources Group, Inc.*                  Delaware

NYNEX Asset Management Company                              Delaware

NYNEX Capital Funding Company                               Delaware

NYNEX Credit Company                                        Delaware

NYNEX Government Affairs Company                            Delaware

NYNEX Information Resources Company                         Delaware

NYNEX Science & Technology, Inc.                            Delaware

NYNEX Trade Finance Company                                 Delaware

NYNEX Entertainment & Information Services Company          Delaware

NYNEX Worldwide Services Group, Inc.                        Delaware
         NYNEX Long Distance Company                        Delaware
         NYNEX Network Systems Company                      Delaware
                  NYNEX CableComms Group PLC                England & Wales
                  NYNEX CableComms Group Inc.               Delaware


* Telesector Resources Group, Inc. is a wholly-owned subsidiary of New York Telephone Company and New England Telephone and Telegraph Company.